CONFIDENTIAL

EXHIBIT 99.3

SHAREHOLDERS AGREEMENT

by and among

FORWARD AIR CORPORATION,

EVE OMNI INVESTOR, LLC

and

OMNI INVESTOR HOLDINGS, LLC

Dated as of [•]

i

Exhibits and Annexes

Exhibit A	Joinder Agreement

Annex A	Representations and Warranties of Parent
Annex B	Representations and Warranties of the Investors
Annex C	Competitors

ii

SHAREHOLDERS AGREEMENT dated as of [•] (this “Agreement”), among:

A.	Forward Air Corporation, a Tennessee corporation (the “Parent”);

B.	EVE Omni Investor, LLC;

C.	Omni Investor Holdings, LLC, a Delaware limited liability company (“OIH” and, together with OIH’s Permitted Transferees, “E Investors”)[1];

and any Permitted Transferees (as defined below) that execute joinders to this Agreement pursuant to Section 4.02 after the date of this Agreement.

WHEREAS, upon the consummation of the transactions (the “Transactions”) contemplated under that certain Agreement and Plan of Merger, dated as of August 10, 2023, among Parent, Omni Newco, LLC, a Delaware limited liability company, and the other parties thereto (the “Merger Agreement”), the Investors (as defined below) will become holders of Parent Common Stock (as defined below) and Parent Series B Preferred Units, Parent Series C Preferred Units and/or Opco Units (each as defined below);

WHEREAS, simultaneously with the execution of this Agreement, as of the date hereof, the E Investors and Parent, among others, have entered into the Investor Rights Agreement (as defined below); and

WHEREAS, the parties hereto desire to enter into this Agreement to establish certain rights, duties and obligations of the parties hereto.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby acknowledge, covenant and agree with each other as follows:

ARTICLE I

Definitions

Section 1.01. Definitions. (a) As used in this Agreement, the following terms will have the following meanings:

“13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities of Parent that would be required under Section 13(d) of the Exchange Act to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act.

[1]	Note to Form: Draft to be updated for a designated representative concept consistent with other Transaction Agreements.

“Action” means any litigation, suit, claim, action, proceeding or investigation.

An “Affiliate” of any Person means another Person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person; provided, that (x) Parent and its Subsidiaries shall be deemed not to be Affiliates of any Investor for any reason under this Agreement, (y) portfolio companies in which any Investor or any of its Affiliates has an investment (whether as debt or equity) shall be deemed not to be an Affiliate of such Investor so long as such portfolio company or any of its directors, officers, employees or other Representatives (i) have not been directed or encouraged by such Investor or its Affiliates or Representatives to take any actions that would otherwise be prohibited by such Investor or its Affiliates or Representatives under this Agreement and (ii) has not been provided with any Confidential Information by the Investors or their respective Affiliates or Representatives, and (z) any co-investment vehicle or affiliated investment fund controlled by any Investor or any of its Affiliates shall be deemed to be an Affiliate of such Investor. As used in this Agreement, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or other interests, by contract or otherwise.

“beneficial owner” or “beneficially own” or “beneficial ownership” and words of similar import have the meaning assigned to such terms in Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement and a Person’s beneficial ownership of Equity Securities shall be calculated in accordance with the provisions of such Rule; provided, however, that for the avoidance of doubt, (i) ownership of Parent Series C Preferred Units or Series C-2 Preferred Units of Opco shall be deemed for purposes of this Agreement to represent, on an as converted or exchanged basis, without duplication, beneficial ownership of Parent Common Stock into which such shares or units are ultimately convertible or exchangeable (including, without duplication, in the case of the Series C-2 Preferred Units of Opco, following conversion into Class B Units pursuant to the Opco LLCA but for the determination of beneficial ownership not into any Parent Series B Preferred Units) (disregarding for this purpose any limitations or restrictions on conversion or exchange), and (ii) Opco Units and Surviving Management Holdings Units (other than Series C-2 Preferred Units of Opco), shall not be included in making any such calculation of beneficial ownership of Parent.

“Board” means the board of directors, or any successor governing body, of Parent.

“Business Day” means any day on which banks are not required or authorized to close in the City of New York.

“Bylaws” means the Bylaws of Parent, as in effect from time to time.

“Charter” means the Charter of Parent, as in effect from time to time.

“Competitor” means (a) any Person that is identified as a competitor of Parent in Parent’s most recently filed Annual Report on Form 10-K, (b) any Person listed on Annex C hereto and (c) any publicly disclosed controlled Affiliate, or Person otherwise actually known to the Investor to be a controlled Affiliate, of any such Person specified in clause (a) or (b); provided that Parent may update (but is not required to) once each calendar quarter the Persons listed on Annex

C hereto to reflect any Person that Parent identifies in good faith is engaged as a material portion of its business in any activity or business that is of a similar nature as, or substantively similar to, any current activity or business of Parent or any of its Affiliates (after giving effect to the consummation of the Transactions) or any successor to such business of Parent or any of its Affiliates (after giving effect to the consummation of the Transactions), by providing E Investors with an updated Annex C hereto; provided further that the list on Annex C shall not exceed 50 Competitors.

“Director” means a member of the Board.

“E Investor Group” means E Partners and its Permitted Transferees.

“E Investors Major Transferees” means the equity owners of OIH and their respective Permitted Transferees, other than E Partners and its Permitted Transferees. For the avoidance of doubt, OIH is not an E Investors Major Transferee.

“E Partners” means EVE Omni Investor, LLC, a Delaware limited liability company, and its Permitted Transferees; provided that an E Investors Major Transferee shall not be a Permitted Transferee of E Partners.

“Encumbrance” means any security interest, pledge, mortgage, lien, or other material encumbrance, except for any restrictions arising under any applicable securities Laws.

“Equity Security” of any Person means, without duplication (i) any common shares or other Voting Securities or such Person, (ii) any options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire common shares or other Voting Securities of such Person (including for the avoidance of doubt, with respect to Parent, the Parent Series B Preferred Units and the Parent Series C Preferred Units and any Opco Units ultimately convertible or exchangeable for or into equity securities of Parent (disregarding for this purpose any limitations or restrictions on conversion or exchange)) or (iii) any other rights that give the holder thereof any economic interest of a nature accruing to the holders of common shares or other Voting Securities.

“E Investors Major Transferees Termination Date” means, with respect to any E Investors Major Transferee, the later of (a) the first anniversary of the date of this Agreement and (b) the first date on which OIH ceases to have any equity interest in Opco; provided that all Transfers, directly or indirectly, of Equity Securities of Parent and its Subsidiaries to such E Investors Major Transferee shall have complied with Section 4.02(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“General Partner” means, with respect to a specified Person, the general partner or managing member, as applicable, of such Person.

“Governmental Entity” any transnational, national, federal, state, provincial, local or other government, domestic or foreign, or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any national securities exchange or national quotation system on which securities issued by Parent or any of its Subsidiaries are listed or quoted.

“Holdco” means Central States Logistics, Inc., an Illinois corporation.

“Incumbent Directors” means (i) the Directors who are members of the Board as of the date of this Agreement and (ii) any Person who becomes a Director subsequent to the date of this Agreement whose election, nomination for election or appointment was approved (including by approval of the proxy statement of Parent in which such Person is named as a Director nominee) by a vote of at least a majority of the Directors who are Incumbent Directors as of such date of approval.

“Independent Director” shall mean a director who would qualify as an “Independent Director” pursuant to the listing standards of the NASDAQ, or, if the Equity Securities of Parent are not quoted or listed for trading on the NASDAQ, pursuant to the rules of the stock exchange on which the Equity Securities of Parent are then quoted or listed for trading. For the avoidance of doubt, each Initial Nominee (other than John J. Schickel, Jr.) and each Investor Director shall be deemed an “Independent Director” regardless of such Initial Nominee’s or such Investor Director’s affiliation with any Investor (so long as such Director qualifies as such pursuant to the foregoing sentence).

“Information Rights Period” means the period beginning on the date of this Agreement and ending on the date that the E Investor Group beneficially owns in aggregate Equity Securities of Parent representing less than 2.5% of the then aggregate outstanding Voting Securities of Parent (including for such purpose all Parent Series C Preferred Units and Series C-2 Preferred Units of Opco on an as-converted or as-exchanged basis, notwithstanding any limitations or restrictions on conversion or exchange).

“Investor” means the E Investors and any Permitted Transferee of any E Investor that executes a joinder to this Agreement pursuant to Section 4.02 after the date of this Agreement, and all of them, collectively, the “Investors”; provided that an E Investors Major Transferee shall cease to be an Investor on its applicable E Investors Major Transferees Termination Date.

“Investor Director” means each Qualified Nominee nominated and elected to the Board pursuant to Section 2.02(a) together with any replacements appointed to the Board pursuant to Section 2.02(c), which as of the consummation of the Transactions will be John J. Schickel, Jr.; provided for the avoidance of doubt, the E Investor Group shall have the right to nominate or designate in accordance with Section 2.02 and have serve as a Director at any time only one Investor Director.

“Investor Percentage Interest” means, as of any date of determination with respect to the E Investor Group, the percentage represented by the quotient of (i) the number of votes entitled to be cast as of such date by Voting Securities of Parent that are beneficially owned by the Investors in the E Investor Group, and (ii) the number of votes entitled to be cast on such date by all outstanding Voting Securities of Parent (including for each of clauses (i) and (ii), for such purpose all Series C Preferred Units and Series C-2 Preferred Units of Opco on an as-converted or as-exchanged basis notwithstanding any limitations or restrictions on conversion or exchange).

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of the date of this Agreement, by and among, among others, the Investors and Parent, as the same may be amended, restated or otherwise modified from time to time.

“Law” and “law” means any law, treaty, statute, ordinance, code, rule, regulation, judgment, decree, order, writ, award, injunction, authorization or determination enacted, entered, promulgated, enforced or issued by any Governmental Entity.

“NASDAQ” means The Nasdaq Global Select Market.

“Opco” means Clue Opco LLC, a Delaware limited liability company.

“Opco LLCA” means the amended and restated limited liability company agreement of Opco, as in effect from time to time; [provided, that for so long as the definitive agreement constituting the amended and restated limited liability company agreement of Opco contemplated by Section 7.22(a)(i) of the Merger Agreement is not in effect, “Opco LLCA” shall refer to the terms and conditions set forth on Exhibit C to the Merger Agreement]2.

“Opco Units” means, collectively, the units of Opco designated as Class A Units, the Series C-1 Preferred Units, the Series C-2 Preferred Units and Class B Units pursuant to the Opco LLCA.

“Other Investors” means the Investors (as defined in the Investor Rights Agreement or the Other Shareholders Agreement) other than the Investors (as defined herein).

“Other Shareholders Agreement” means the Shareholders Agreement dated as of the date hereof among, among others, Parent and the R Investors (as defined therein), as the same may be amended, restated or otherwise modified from time to time.

“Parent Common Stock” means the common stock, par value $0.01 per share, of Parent.

“Parent Series B Preferred Stock” means the shares of preferred stock of Parent designated as “Series B Preferred Stock” pursuant to the Charter Amendment and Resolutions as defined in the Merger Agreement.

“Parent Series B Preferred Unit” means a fractional unit of one one-thousandth (1/1000) of one share of Parent Series B Preferred Stock.

“Parent Series C Preferred Stock” means the shares of preferred stock of Parent designated as “Series C Preferred Stock” pursuant to the Charter Amendment and Resolutions as defined in the Merger Agreement.

[2]	Note to Form: Bracketed text to be included in the form if Exhibit C to the Merger Agreement governs at Closing.

“Parent Series C Preferred Unit” means a fractional unit of one one-thousandth (1/1000) of one share of Parent Series C Preferred Stock.

“Permitted Transferee” means (i) with respect to any Investor that is not a natural person, an Affiliate of such Investor or to (direct or indirect) partners, limited liability company members, stockholders or other equity holders of the Investor, and (ii) with respect to any Investor who is a natural person: (A) in the event of such Investor’s death, such Investor’s heirs, executors, administrators, testamentary trustees, legatees or beneficiaries, (B) a trust, the beneficiaries of which include only such Investor and the spouse, parents, siblings and descendants (whether natural or adopted) (“Family Members”) of such Investor and (C) any partnerships or limited liability companies where the only partners or members are such Investor, such Investor’s Family Members or any trust described in clause (B) above.

“Person” means any individual, firm, corporation, partnership, limited partnership, company, limited liability company, trust, joint venture, association, Governmental Entity, unincorporated organization, syndicate or other entity, foreign or domestic.

“Qualified Nominee” means an individual who (i) would be an Independent Director if he or she were a Director (except to the extent the individual is an employee of Parent or one of its Subsidiaries), (ii) meets all other generally applicable qualifications required for service as a Director set forth in the Charter and Bylaws and Parent’s corporate governance guidelines applicable to Directors and (iii) has provided to Parent (A) all information reasonably requested by Parent that is required to be or is customarily disclosed for directors, candidates for directors and their respective Affiliates and Representatives in a proxy statement or other filings in accordance with Law or any stock exchange rules or listing standards, (B) all information reasonably requested by Parent in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations that is of the same type Parent requests of all other nominees to the Board and (C) an undertaking in writing by such individual, to the extent the same is made by all the other non-employee members of the Board: (1) to be subject to, bound by and duly comply with the code of conduct and other policies of Parent, in each case, to the extent applicable to all other non-executive directors of Parent and (2) to provide such additional information reasonably necessary to comply with future legal or regulatory obligations of Parent; provided, that (w) each of the individuals identified in Section 2.07 of the Merger Agreement or set forth on Section 2.07(f) of the Company Disclosure Letter (as defined in the Merger Agreement) (such individuals set forth therein, the “Initial Nominees”) shall be deemed a Qualified Nominee for all purposes hereof so long as such Initial Nominee complies with the foregoing clause (iii) of this definition (subject to clauses (y) and (z) below, and other than such requirements that would not be required of an executive director, if such Qualified Nominee is to be an executive director), except to the extent an event, change in circumstance with respect to such Initial Nominees or change in applicable Law (or interpretation thereof by a court of competent jurisdiction) occurs following the date of the Merger Agreement which results in such Person no longer being a Qualified Nominee under the terms hereof (for the avoidance of doubt, only the impact of such new event or change in applicable Law (or interpretation thereof by a court of competent jurisdiction) shall be taken into account in such determination), (x) no board service or other activity or circumstance of any of Initial Nominees disclosed to Parent as of the date hereof shall be considered in any determination as to whether to disqualify any replacement or future Investor Directors as Qualified Nominees except to the extent of any change in applicable Law (or interpretation thereof by a court of competent jurisdiction) relating thereto, (y) no corporate governance guidelines or code of business conduct and ethics or other policies of Parent (whether existing as of the date hereof or later adopted or amended) shall apply to any Initial Nominees or Investor Directors to the extent such provisions conflict with the express provisions of Section 6.16 (for the avoidance of doubt, to the fullest extent permitted by applicable Law, any activity or omission expressly permitted by Section 6.16 shall not be prohibited) and (z) any share or unit ownership requirement for any Initial Nominee or Investor Director shall credit such Initial Nominee or Investor Director with the share and unit ownership of the E Investor Group.

“R Investors” means (i) REP Omni Holdings, L.P., a Delaware limited partnership, (ii) REP III B Feeder, L.P., a Delaware limited partnership, (iii) REP III C Feeder, L.P., a Delaware limited partnership, (iv) REP Coinvest III-A Omni, L.P., a Delaware limited partnership, and (v) REP Coinvest III-B Omni, L.P., a Delaware limited partnership.

“Representative” means, with respect to a specified Person, any officer, agent, advisor (including legal counsel, accountants and financial advisors) or employee of such Person or any partner, member or shareholder of such Person or any director, officer, employee, partner, affiliate, member, manager, shareholder, assignee or representative of any of the foregoing.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Standstill Termination Date” means, with respect to any Investor, the earlier of (i) the first date on which the E Investor Group has not had an Ongoing Director Designation Right for 180 consecutive days or (ii) a Strategic Transaction is consummated; provided, however, that the Standstill Termination Date for an E Investors Major Transferee shall be its applicable E Investors Major Transferees Termination Date.

“Strategic Transaction” means (i) a transaction in which a Person, the E Investor Group or any 13D Group acquires, directly or indirectly, (A) 50% or more of the Voting Securities of Parent, other than a transaction pursuant to which holders of Voting Securities of Parent immediately prior to the transaction own, directly or indirectly, 50% or more of the Voting Securities of Parent or any successor, surviving entity or direct or indirect parent of Parent immediately following the transaction or (B) properties or assets constituting 50% or more of the consolidated assets of Parent and its Subsidiaries or (ii) in any case not covered by clause (i), a transaction in which (A) Parent issues Equity Securities representing 50% or more of its total voting power, including by way of merger or other business combination with Parent or any of its Subsidiaries or (B) Parent engages in a merger or other business combination such that the holders of Voting Securities of Parent immediately prior to the transaction do not own more than 50% of the Voting Securities of Parent or any successor, surviving entity or direct or indirect parent immediately following the transaction.

“Subsidiary” of any Person means another Person (i) in which such first Person’s beneficial ownership of Voting Securities, other voting ownership or voting partnership interests, is in an amount sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which are beneficially owned directly or indirectly by such first Person) or (ii) which is required to be consolidated with such Person under U.S. generally accepted accounting principles.

“Surviving Management Holdings” means Omni Management Holdings, LLC, a Delaware limited liability company.

“Surviving Management Holdings LLCA” means the amended and restated limited liability company agreement of Surviving Management Holdings, as in effect from time to time; [provided, that for so long as the definitive agreement constituting the amended and restated limited liability company agreement of Surviving Management Holdings contemplated by Section 7.22(a)(ii) of the Merger Agreement is not in effect, “Surviving Management Holdings LLCA” shall refer to the terms and conditions set forth on Exhibit K to the Merger Agreement]3.

“Surviving Management Holdings Units” means the units comprising the equity interests in Surviving Management Holdings pursuant to the Surviving Management Holdings LLCA.

“Suspension Event” means the occurrence of any of the following events: (i) Parent enters into any definitive agreement providing for a Strategic Transaction or Parent redeems any rights under, or modifies or agrees to modify, a shareholder rights plan to facilitate a Strategic Transaction, (ii) a tender or exchange offer which if consummated would constitute a Strategic Transaction is made for Equity Securities of Parent and the Board either recommends that stockholders of Parent accept such offer or fails to recommend that its stockholders reject such offer within ten Business Days from the date of commencement of such offer or (iii) the Incumbent Directors cease for any reason to constitute a majority of the Board.

“Third Party” means any Person other than Parent, the Investors, the Other Investors or any of their respective Affiliates.

“Transfer” means, with respect to any security, any sale, assignment, transfer, distribution or other disposition thereof, or other conveyance, creation, incurrence or assumption of a legal or beneficial interest therein, or a participation or Encumbrance therein, or creation of any short position in any such security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instrument, whether voluntarily or by operation of Law, whether in a single transaction or a series of related transactions and whether to a single Person or a 13D Group; provided that in no event a Transfer shall be deemed to include (i) any conversion or exchange of Opco Units pursuant to the Opco LLCA, (ii) the conversion or exchange of Surviving Management Holdings Units pursuant to the Surviving Management Holdings LLCA, (iii) any conversion of Parent Series C Preferred Units pursuant to the Charter, (iv) any transfer to a brokerage account where the Investor is the beneficial owner of the brokerage account and of the securities contained therein or (v) any disposition of Equity Securities to Parent in connection with equity awards of Parent; provided further that any Transfer of an Equity Security of a Subsidiary of Parent shall be deemed to be a Transfer of an Equity Security of Parent. The terms “Transferred”, “Transferring” and “Transferee” have meanings correlative to the foregoing.

[3]	Note to Form: Bracketed text to be included in the form if Exhibit K to the Merger Agreement governs at Closing.

“Voting Securities” of any Person means securities having the right to vote generally in any election of directors or comparable governing Persons of such Person. The percentage of Voting Securities of any Person owned by any holder or holders shall equal the percentage represented by the quotient of (i) the aggregate voting power of all Voting Securities of such Person beneficially owned by such holder or holders and (ii) the aggregate voting power of all outstanding Voting Securities of such Person (including, for each of clause (i) and (ii), for such purpose all Parent Series C Preferred Units and Series C-2 Preferred Units of Opco on an as-converted or as-exchanged basis notwithstanding any limitations or restrictions on conversion or exchange).

(b) As used in this Agreement, the terms set forth below will have the meanings assigned in the corresponding Section listed below:4

Term	Section
Agreement	Preamble
Confidential Information	Section 6.13(a)
Consent	ANNEX A
Contract	ANNEX A
Information	Section 5.01
Joinder Agreement	EXHIBIT A
Joining Party	EXHIBIT A
Liens	ANNEX A
Merger Agreement	Recitals
Parent	Preamble
Parent Subsidiaries	ANNEX A
Shareholders Agreement	EXHIBIT A
Transactions	Recitals

ARTICLE II

Corporate Governance; Voting Support

Section 2.01. Composition of the Board . As of the date of this Agreement, the Board shall be comprised of Directors that are consistent with the provisions of Section 2.07(f) of the Merger Agreement.

Section 2.02. Post-Closing Board Matters.

(a) Ongoing Director Designation Right. For so long as the members of the E Investor Group beneficially continue to own in the aggregate greater than 50% of the Voting Securities of Parent beneficially owned by the members of the E Investor Group as of the date hereof (or other Voting Securities received on account thereof), the E Investor Group shall be entitled to nominate for election to the Board at each meeting of stockholders at

[4]	Note to Form: To be updated prior to execution.

which directors are to be elected one Qualified Nominee designated by the E Investor Group; provided for the avoidance of doubt, the E Investor Group shall have the right to nominate or designate in accordance with this Section 2.02 and have serve as an Investor Director at any time only one Investor Director; provided further that so long as John J. Schickel, Jr. is serving on the Board in his capacity as an executive officer of Parent, the E Investor Group shall be deemed to nominate John J. Schickel, Jr. as its designee as Investor Director, John J. Schickel, Jr.’s service on the Board shall be deemed to satisfy the E Investor Group’s Ongoing Director Designation Right and the E Investor Group shall have no right to nominate or designate any additional Person to serve as a Director (an “Ongoing Director Designation Right”).

(b) Election Rights. For so long as the E Investor Group has an Ongoing Director Designation Right, Parent, the Board and each applicable committee or subcommittee thereof shall take all necessary action within their respective control, and shall use commercially reasonable efforts to cause, any nominee of the E Investor Group designated for election as an Investor Nominee pursuant to its Ongoing Director Designation Right in accordance with to Section 2.02(a) (each, an “Investor Nominee”) to be nominated and elected at each annual general meeting of Parent and, if the E Investor Group does not then have one designee serving on the Board consistent with its Ongoing Director Designation Right, at any other meeting where Directors are to be elected including, without limitation and as applicable, calling special Board meetings, recommending to the Board and any applicable committee thereof and to the stockholders of Parent the election and re-election of the Investor Nominee, ensuring sufficient vacancies on the Board for the Investor Nominees, and including each Investor Nominee as a nominee for director in Parent’s proxy materials and form of proxy and soliciting proxies from stockholders in favor of the election and re-election of such Investor Nominee in a manner no less rigorous and favorable than the manner in which Parent supports its other nominees. For the avoidance of doubt, failure of the stockholders of Parent to elect an Investor Nominee to the Board shall not affect the right of the E Investor Group to nominate Qualified Nominees for election pursuant to Section 2.02(a) in any future election of Directors.

(c) Replacement. For so long as the E Investor Group has an Ongoing Director Designation Right, in the event that a vacancy is created at any time by the death, disqualification, resignation or removal of an Investor Director, the E Investor Group shall have the right to designate a Qualified Nominee as a replacement to fill such vacancy for such Investor Director and if the E Investor Group exercises such right, Parent and the Board shall use commercially reasonable efforts to cause such designee to be promptly appointed to the Board to fill such vacancy, subject to applicable law. If the E Investor Group does not exercise such right by providing written notice to Parent within 60 days following the date on which a vacancy is created, without prejudice to terms of this Section 2.02, the Board shall be entitled to appoint or nominate another Person to fill the resulting vacancy on the Board.

(d) Removal and Resignation.

(i) For so long as the E Investor Group has an Ongoing Director Designation Right, Parent and the Board shall not remove an Investor Director without the prior written consent of the E Investor Group, except for removal for cause in accordance with the Bylaws.

(ii) The E Investor Group shall promptly take all appropriate action to cause to resign from the Board, and shall vote their Voting Securities in favor of removal of, the Investor Director if the Directors (other than the Investor Director) reasonably determine that such Director ceases to satisfy the requirements to be a Qualified Nominee set forth in the definition thereof. If an Investor Director is so removed, the E Investor Group will be entitled to designate an alternate Qualified Nominee to replace the removed Investor Director in accordance with Section 2.02(c).

(iii) If the E Investor Group ceases to have an Ongoing Director Designation Right, at the written request of the Board, the E Investor Group shall promptly take all appropriate action to cause to resign from the Board, and shall vote their Voting Securities in favor of removal of, the Investor Director.

(e) Information Sharing. Notwithstanding anything in this Agreement to the contrary, each Initial Nominee or Investor Director may share, and otherwise make available to, the E Investor Group any information it receives, in its capacity a Director, from or on behalf of Parent and its Subsidiaries; provided that any such information shall be subject to Section 6.13.

(f) Committees. The Board shall determine the composition and make-up of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee and any other committee of the Board and make assignments of each Initial Nominee and Investor Director appropriate in its judgment in light of the expertise of potential committee members and the needs of the Board.

(g) Director Compensation and Expenses. Parent shall pay to each Initial Nominee and Investor Director that is not an employee of Parent, Holdco, Opco or one Parent’s other Subsidiaries (i) such fees as may be determined by the Board and (ii) reimburse each Initial Nominee and Investor Director for all reasonable out-of-pocket expenses incurred in connection with such Director’s attendance at meetings of the Board and any committee thereof, including reasonable travel, lodging and meal expenses, in each case of clauses (i) and (ii) on the same basis as the other non-employee Directors.

(h) Insurance, Etc. Each Initial Nominee and Investor Director shall be entitled to receive from Parent the same terms of indemnification (and the benefit of the same directors’ and officers’ liability insurance policy), exculpation and expense reimbursement right as the other Directors in connection with the Initial Nominee’s or the Investor Director’s role as a Director. Parent acknowledges and agrees that an Initial Nominee or Investor Director who is a partner, member, employee or consultant the E Investor Group may have certain rights to indemnification, advancement of expenses and/or insurance provided by the E Investor Group or their Affiliates (collectively, the “Investor Indemnitors”). Parent acknowledges and agrees that Parent shall be the indemnitor of first resort with respect to any indemnification, advancement of expenses and/or insurance provided in the Charter, Bylaws or any indemnification agreements to an Initial Nominee or Investor Director in his or her capacity as a director of Parent or any of its Subsidiaries (such that Parent’s obligations to such indemnitees in their capacities as directors are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification or insurance for the same expenses or liabilities incurred by such indemnitees are secondary). No advancement or payment by the Investor Indemnitors on behalf of such indemnitees with respect to any claim for which such indemnitees have sought indemnification, advancement of expenses or insurance from Parent in their capacities as directors shall affect the foregoing and such Investor Indemnitor or insurer shall be subrogated to all of the claims or rights of such indemnitee under the indemnification agreements or any such other agreement or arrangement with Parent or its Subsidiaries with respect thereto, including to the payment of expenses in an action to collect. Parent irrevocably waives, relinquishes and releases the Investor Indemnitors and such insurers from any and all claims against the Investor Indemnitors or such insurers for contribution, by way of subrogation or any other recovery of any kind in respect thereof. Parent agrees that any Investor Indemnitor or its insurer not a party hereto shall be an express third party beneficiary of this Section 2.02(h), able to enforce this Section 2.02(h) according to its terms as if it were a party hereto. Nothing contained in the indemnification agreements and/or any such other agreement or arrangement is intended to limit the scope of this Section 2.02(h) or the other terms set forth in this Agreement or the rights of the Investor Indemnitors or their insurers hereunder.

Section 2.03. Voting Support.

(a) (x) For so long as the E Investor Group has an Ongoing Director Designation Right and Parent is not in breach of Section 2.02, each Investor agrees (i) to cause all Voting Securities beneficially owned by it and which entitles the holder thereof to vote on such matters to be present at any stockholders’ meeting at which Directors are to be elected or removed (whether in an annual or special meeting or by written consent) either in person or by proxy, (ii) to vote such Voting Securities (A) with respect to the Investor Director as it may determine, (B) with respect to the Directors (other than the Investor Director), in favor of such Director nominees nominated by the Board and against any other nominees and (C) against the removal of any Director if the Board so recommends.

(b) (x) For so long as the E Investor Group has an Ongoing Director Designation Right and Parent is not in breach of Section 2.02, each Investor hereby irrevocably grants to, and appoints the Secretary of Parent as its proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead to vote its Voting Securities (the “Proxy Shares”), or grant a consent or approval in respect of such Proxy Shares, in a manner consistent with the terms of this Agreement; provided, however, that such proxy and voting and related rights are expressly limited to those matters set forth in Section 2.03(a). Each Investor hereby further affirms that its respective irrevocable proxy is coupled with an interest and may not be revoked.

(c) In any matter submitted to a vote of stockholders not subject to Section 2.02(d) or Section 2.03(a), each Investor may vote any or all of its Voting Securities in its sole discretion, subject to applicable Law.

ARTICLE III

Standstill, Acquisitions of Securities and Other Matters

Section 3.01. Acquisitions of Parent Common Stock. Until the Standstill Termination Date, without the prior written approval of Parent, no Investor shall, nor shall any Investor permit its Affiliates or General Partners, to, directly or indirectly acquire, offer to acquire, agree to acquire or make a proposal (public or otherwise) to acquire, by purchase or otherwise, (a) beneficial ownership of any Equity Securities, or any direct or indirect right to acquire any Equity Securities, of Parent or (b) any cash settled call options or other derivative securities or contracts or instruments in any way related to the price of Equity Securities of Parent.

Section 3.02. Other Restrictions. Until the applicable Standstill Termination Date, without the prior written approval of Parent, no Investor shall, nor shall any Investor permit any of its Affiliates or General Partners to:

(a) make, initiate, solicit or submit a proposal (public or otherwise) for, or offer of (with or without conditions), any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization, purchase or license of (i) a material portion of the assets, properties or businesses of, or other similar extraordinary transaction involving, Parent or any of its Subsidiaries or (ii) any of their respective Equity Securities (provided, that, nothing in this clause (a) shall restrict any tender of shares in any such tender or exchange);

(b) make or in any way participate in any “solicitation” of “proxies” to vote or become a participant in any “election contest” (as such terms are used in the proxy rules of the Exchange Act), or agree or announce an intention to vote with any Person undertaking a “solicitation”, or seek to advise or influence any Person or 13D Group (including, for the avoidance of doubt, the Other Investors) with respect to the voting of any Voting Securities of Parent or any Subsidiary thereof;

(c) propose any matter for submission to a vote of stockholders of Parent or call or seek to call a meeting of the stockholders of Parent (other than, for the avoidance of doubt, exercising its rights to designate the Investor Director pursuant to Section 2.02 of this Agreement);

(d) grant any proxies with respect to any Voting Securities of Parent to any Person or deposit any Voting Securities of Parent in a voting trust or enter into any other agreement or other arrangement with respect to the voting thereof other than (i) as recommended by the Board, including in a proxy solicitation distributed by Parent or (ii) a grant or deposit that is not in connection with an action or inaction otherwise prohibited by this Article III;

(e) form, join, encourage the formation of or in any way engage in discussions relating to the formation of, or in any way participate in, any 13D Group (including, for the avoidance of doubt, any agreement, understanding, arrangement or other contract with any Other Investor or other Person to act as a 13D Group or otherwise act in concert with any Other Investor or other Person) with respect to any Voting Securities of Parent or any Subsidiary thereof or otherwise in connection with any of the actions prohibited by Section 3.01 or this Section 3.02, including pursuant to any voting agreement or trust or with any Other Investor or other Person, in each case, other than a 13D Group or voting agreement or trust solely between and among the Investors for a purpose not otherwise prohibited by this Article III;

(f) take any action, alone or in concert with other Persons, to remove or oppose the election of any Directors or to seek to change the size or composition of the Board or otherwise seek to expand or otherwise modify the Investors’ representation on the Board in a manner inconsistent with this Agreement;

(g) take any action, alone or in concert with others, to seek to control or influence the management, board of directors or policies of Parent or any of its Subsidiaries other than through participation of any of its Representatives on the Board and any committees thereof;

(h) enter into any discussions, negotiations, arrangements or understandings with, or advise, assist, finance or knowingly encourage any Person with respect to any of the actions prohibited by, Section 3.01 or this Section 3.02;

(i) make any disclosure inconsistent with the agreements contained in Section 3.01 or this Section 3.02;

(j) take any action that could reasonably be expected to require Parent or any Investor to make a public announcement regarding any of the matters described in Section 3.01 or this Section 3.02;

(k) request, propose or otherwise seek any amendment or waiver of the restrictions contained in Section 3.01 or this Section 3.02;

(l) except to the extent expressly permitted pursuant to Section 5.01 or the other Transaction Agreements (as defined in the Merger Agreement), request, propose or otherwise seek, whether pursuant to applicable Law or otherwise, to inspect the books and records of Parent or any of its Subsidiaries; or

(m) contest the validity or enforceability of the agreements contained in Section 3.01 or this Section 3.02 or seek a release of the restrictions contained in Section 3.01 or this Section 3.02 (whether by legal action or otherwise).

Notwithstanding the foregoing, and for the avoidance of doubt, none of the foregoing restrictions in this Section 3.02 shall limit or restrict (i) the voting or other activities of an Initial Nominee or Investor Director acting solely in his or her capacity as such or impose any restriction on an Initial Nominee or Investor Director in discharging his or her fiduciary duties as a Director acting for the benefit of Parent and all stockholders of Parent or in his or her capacity as a member of a Board Committee, (ii) the ability of the Investors to privately communicate with or attempt to influence the Directors or to designate for nomination the Investor Director in accordance with Section 2.02 or to vote any Voting Securities held by the Investors not in violation of Sections 2.02(d) or 2.03(a) or (iii) the ability of an Investor or its Affiliates or General Partners to privately respond to requests for assistance from, or privately provide advice or assistance to, Parent management from time to time.

Section 3.03. Exceptions to Standstill and Restrictions on Acquisitions. Notwithstanding anything to the contrary in this Agreement, the parties agree that:

(a) the restrictions set forth in Sections 3.01 and 3.02 shall not apply to:

(i) the acquisition by the Investors of Equity Securities of Parent, Opco or Surviving Management Holdings pursuant to the Merger Agreement;

(ii) the conversion or exchange of Opco Units by the Investors pursuant to the Opco LLCA, the conversion or exchange by the Investors of Surviving Management Holdings Units pursuant to the Surviving Management Holdings LLCA or conversion by the Investors of Parent Series C Preferred Units pursuant to the Charter;

(iii) the acquisition by the Investors of Equity Securities of Parent, Opco, Surviving Management Holdings or their respective Subsidiaries pursuant to stock dividends, stock splits, shareholder rights plans, mergers, reclassifications, recapitalizations or other similar distributions by or at the direction of Parent, Opco or Surviving Management Holdings to similarly situated holders of Equity Securities of Parent, Opco or Surviving Management Holdings;

(iv) any acquisition of Equity Securities of Parent, Opco or Surviving Management Holdings by a Permitted Transferee of an Investor from such Investor (subject to compliance by such Investor with this Agreement and the Investor Rights Agreement);

(v) the acquisition by an Investor of Equity Securities of Parent in public market transactions so long as immediately following such acquisition the Investor’s Investor Percentage Interest does not exceed the Investor’s Investor Percentage Interest as of the date 180 days prior to the date of such transaction or, if shorter, since the date of this Agreement; provided, that, in no event (except as set forth in the immediately subsequent proviso) shall the Investor’s Investor Percentage Interest exceed its Investor Percentage Interest on the date of this Agreement; and provided, further, that the E Investor Group may acquire additional Equity Securities of Parent not otherwise permitted by this Section 3.03(a)(v) so long as such additional Equity Securities pursuant to this proviso do not (A) (when aggregated with all other Equity Securities of Parent so acquired by the E Investor Group during the preceding 12-month period) exceed 1% of the Voting Securities of Parent in the aggregate or (B) (when aggregated with all other Equity Securities of Parent so acquired by the E Investor Group under this Section 3.03(a)(v)) exceed 3% of the Voting Securities of Parent in the aggregate (such reference aggregate amount of Voting Securities of Parent determined as of the date of this Agreement); and

(vi) any issuance by Parent or any of its Subsidiaries of Voting Securities or options, warrants or other rights to acquire such Voting Securities (or the exercise thereof) to the Initial Nominees or the Investor Director or the Investors as compensation for the membership of the Initial Nominees or the Investor Director on the Board.

(b) if a Suspension Event occurs after the date of this Agreement, then:

(i) (A) the restrictions set forth in Section 3.02(a) and Section 3.02(b) and (B) solely to the extent necessary to permit the actions described in Section 3.02(a) and Section 3.02(b), the restrictions set forth in Section 3.02(c), Section 3.02(d), Section 3.02(e), Section 3.02(h), Section 3.02(i) and Section 3.02(j), in the case of each of clauses (A) and (B) shall be suspended;

(ii) notwithstanding the restrictions set forth in Section 3.01, the Investors shall be permitted to acquire beneficial ownership of Equity Securities pursuant to the consummation of such Strategic Transaction permitted as a result of the suspension of the restrictions set forth in Section 3.02(a) pursuant to Section 3.03(b)(i), and

(iii) notwithstanding the restrictions set forth in Section 3.02(f) and Section 3.02(g), the Investors shall be permitted to take such actions set forth in such restrictions until the consummation of a Strategic Transaction permitted as a result of the suspension of the restrictions set forth in Section 3.02(a) pursuant to Section 3.03(b)(i) so long as they would not have the effect (other than as a result of the consummation of such Strategic Transaction) of removing or opposing the election of any Director, changing the size or composition of the Board, or controlling or influencing the management, board of directors or policies of Parent or any of its Subsidiaries; provided, however, that, in the event that (x) the agreement contemplated by clause (a) of the definition of Suspension Event is terminated or (y) the tender or exchange offer contemplated by clause (b) of the definition of Suspension Event is terminated without the purchase of shares contemplated thereby being consummated, then, in each case, the Suspension Event shall end and the restrictions set forth in Section 3.01 and Section 3.02 shall be fully reinstated;

(c) the restrictions set forth in Sections 3.02(i) and 3.02(j) shall not apply solely to the extent necessary to allow any Investor to comply with its filing obligations under applicable securities law, rules and regulations solely to report a transaction permitted by this Agreement; and

(d) if the Board resolves after the date of this Agreement to engage in a formal process which is intended to result in a transaction which, if consummated, would constitute a Strategic Transaction, then the restrictions set forth in Section 3.02(a) shall be suspended solely to the extent necessary and only for such period as is necessary to allow the Investors to participate in such process on substantially the same basis generally applicable to other participants in such process; provided, however, that, following the termination of such formal process, the restrictions set forth in Section 3.02(a) shall be fully reinstated.

ARTICLE IV

Restrictions on Transferability of Securities

Section 4.01. Restrictions.

(a) An Investor shall not make or solicit any Transfer of or with respect to, and each Investor shall cause each of its Affiliates not to make or solicit any Transfer of or with respect to, any Equity Securities of Parent now owned or hereafter acquired by such Investor or its Affiliates to the extent prohibited by the terms of the Investor Rights Agreement.

(b) Without limitation of the foregoing, until the earlier of a Strategic Transaction, the date the Investor Percentage Interest for the E Investor Group is less than 2.5% or the date that the E Investor Group no longer has an Ongoing Director Designation Right, without the prior approval of a majority of the Board or as set forth in Section 4.02, no Investor shall make or solicit any Transfer of or with respect to, and each Investor shall cause each of its Affiliates not to make or solicit any Transfer of or with respect to, any Equity Securities of Parent now owned or hereafter acquired by the Investors or their Affiliates, in any single transaction or series of related transactions (including, for the avoidance, intermediate sales transactions), to or with any Person or 13D Group unless:

(i) such Equity Securities would not represent more than 5% of the Voting Securities of Parent;

(ii) to the knowledge of such Investor, such Person or 13D Group does not prior to such Transfer, and would not after giving effect to such Transfer, have beneficial ownership of more than 10% of the Voting Securities of Parent; and

(iii) to the knowledge of such Investor, such Person is not a Competitor of Parent or any of its Subsidiaries.

For purposes of the foregoing clauses (ii) and (iii) of this Section 4.01(b), (A) in a case where such Person or 13D Group is reasonably identifiable by such Investor in connection with such transaction or series of related transactions, “knowledge” means the reasonable knowledge of the relevant Investor after (1) review of beneficial ownership and other relevant public filings in respect of Parent and (2) other than with respect to any bona fide, broadly distributed public offering or open market sale effected through a broker, agent, or other intermediary, such Investor instructing in writing its broker, agent or other intermediary to Transfer such Equity Securities in a manner consistent with the restrictions in this Section 4.01 and (B) in a case where the such Person or 13D Group otherwise is not reasonably identifiable by such Investor (or by the personnel of its broker, agent or other intermediary who are directly involved in the applicable Transfer), “knowledge” means the “actual” knowledge of the relevant Investor in connection with such transaction or series of related transactions; provided that, notwithstanding anything to the contrary in this Section 4.01(b), any Investor may make or solicit a Transfer of any Equity Securities effected pursuant to a bona fide, broadly distributed public offering or open market sale effected through a broker, agent, or other intermediary where an Investor does not have actual knowledge of the transferee of such Equity Securities. An Investor shall not be deemed to have breached its obligation under Section 4.01 with respect to a Transfer of any Equity Securities of Parent to any Person so long as such Investor acted in good faith and did not know or have good reason to believe that such Transfer was in violation of this Section 4.01 and, in the case of an open market sale effected through a broker, agent, or other intermediary, such Investor instructed in writing such broker, agent or other intermediary to Transfer such Equity Securities in a manner consistent with the restrictions in this Section 4.01. For purposes of this paragraph, “open market sale” means ordinary course brokerage transactions effected based on prevailing market prices obtainable at the time of such transfer and effected on a national securities exchange where the broker does not receive more than the usual and customary broker’s commission.

Section 4.02. Permitted Transfers.

(a) Notwithstanding anything to the contrary in Section 4.01, any Investor may make or solicit a Transfer of any Equity Securities of Parent to the extent permitted by Section 3.02 of the Investor Rights Agreement.

(b) No Transfer of Equity Securities of Parent to a Permitted Transferee pursuant to Section 4.02(a) above shall be effective until such time as such Permitted Transferee has executed and delivered to Parent, as a condition precedent to such Transfer, a joinder to this Agreement substantially in the form of Exhibit A hereto. No Investor shall permit a Transfer of control of such Investor other than to a Permitted Transferee and any such Transfer other than to a Permitted Transferee shall be a breach of this Agreement.

(c) Notwithstanding Section 4.01(b), the Investors may make or solicit a Transfer of any Equity Securities of Parent in connection with the grant and maintenance of a bona fide lien, security interest, pledge or other similar encumbrance to a nationally or internationally recognized financial institution with assets of not less than $10 billion in connection with a loan; provided further, however, that such Investor so making or soliciting such a Transfer shall, as a condition to such Transfer, provide Parent prior written notice with details (including the identity of the proposed transferee and nature of the lien, security interest, pledge or other similar encumbrance) regarding such transaction and a reasonable opportunity to comment (with such comments considered by such Investor in good faith) on any public filing, report or announcement made by or on behalf of such Investor with respect thereto.

(d) Notwithstanding anything to the contrary in this Agreement, OIH only may Transfer, directly or indirectly, Equity Securities of Parent to E Investors Major Transferees so long as the E Investor Group continues to beneficially own immediately following such Transfer, directly or indirectly, not less than 75% of the Equity Securities of Parent and its Subsidiaries received by E Partners in the Merger.

Section 4.03. Improper Transfer or Encumbrance. For so long as Section 4.01(b) is applicable to the Investors, to the extent any Investor proposes to Transfer or shall be deemed to Transfer any Equity Securities of Parent with a sale price of not less than $2,000,000 in a single transaction or series of related transactions, such Investor shall, unless such Transfer is (a) effected pursuant to a “10b5-1 Plan” or similar blinded, discretionary plan not controlled by such Investor (provided, in each such case, Investor has provided notice to Parent that it has entered into such plan and of the maximum amount of Equity Securities subject to such plan and instructed pursuant to such plan that such Equity Securities should be Transferred in a manner consistent with the restrictions in Section 4.01) or (b) permitted under Section 4.02, prior to the consummation of such Transfer or deemed Transfer, deliver notice thereof to Parent stating the maximum number of Equity Securities of Parent to be Transferred, the identity of the transferee (if known) and the manner of Transfer. Any attempt not in compliance with this Agreement to make any Transfer of or with respect to any Equity Securities of Parent shall be null and void and of no force and effect, the purported Transferee shall have no rights or privileges in or with respect to Parent, and Parent shall not give any effect in Parent’s stock records to such attempted Transfer.

ARTICLE V

Additional Agreements

Section 5.01. Information Rights. During the Information Rights Period, Parent shall, and shall cause its Subsidiaries to, permit the Investors and their respective designated Representatives, at reasonable times and upon reasonable prior notice to Parent to (i) have access to materials or information distributed to Directors in the ordinary course and (ii) review the books and records of Parent or any of its Subsidiaries to the extent that it would be obligated to provide access to them to stockholders consistent with Tennessee law (all such information so furnished pursuant to this Section 5.01, the “Information”). Subject to Section 6.13, any Investor (and any person receiving Information from an Investor) who shall receive Information shall maintain the confidentiality of such Information. Notwithstanding the foregoing, Parent shall not be required to disclose any privileged Information of Parent and its Subsidiaries.

Section 5.02. Charter; Bylaws. In the event that any provision of this Agreement is or becomes inconsistent or in conflict with the Charter or the Bylaws, Parent shall take all necessary action to amend the Charter or the Bylaws, as applicable, such that the Charter and the Bylaws, as applicable, are not inconsistent or in conflict with this Agreement.

ARTICLE VI

Miscellaneous

Section 6.01. Adjustments. References to shares, equity interests or other Equity Securities or to numbers or prices of shares and to sums of money, in each case, including percentages thereof, contained herein will be deemed adjusted to account for any reclassification, exchange, conversion, substitution, combination, consolidation, subdivision, stock or unit split or reverse stock or unit split, stock or unit dividend, share or unit distribution, rights offering or similar transaction (including to property received therein in connection with a merger, consolidation or business combination).

Section 6.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person; (b) when transmitted (except if not a Business Day, then the next Business Day) via email (to such email address set out below) and sender shall bear the burden of proof of delivery, which shall be deemed satisfied if such notice is also delivered by hand, deposited in registered or certified mail (postage prepaid, return receipt requested), or delivered prepaid to a reputable national overnight air courier service on or before the date that is one (1) Business Day after its transmission by email; and (c) on the next Business Day when sent by national overnight courier (providing proof of delivery), in each case to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.02):

If to the Investors (unless otherwise specified on any joinder to this Agreement with respect to any individual Investor) to:

Attention:

Email:

with a copy (which shall not constitute notice) to:

King & Spalding LLP

1180 Peachtree Street, NE

Suite 1600

Atlanta, GA 30309

Attention: Rahul Patel; John Hyman

Email: rpatel@kslaw.com; jhyman@kslaw.com

If to Parent, to:

Forward Air Corporation

Attention:

Email with a copy to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

Attention: Thomas E. Dunn; Matthew L. Ploszek

Email: tdunn@cravath.com; mploszek@cravath.com

Section 6.03. Expenses. Except as otherwise set forth herein, each party to this Agreement shall pay its own expenses incurred following the date of this Agreement in connection with this Agreement. Parent shall bear all documented out-of-pocket expenses of the Investors in connection with this Agreement incurred prior to the date of this Agreement.

Section 6.04. Amendments; Waivers; Consents.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the E Investors and Parent; provided, however, that any amendment or waiver that materially adversely affects the rights or obligations of an individual Investor hereunder in a manner different than the other Investors shall also require the signature of such affected Investor or, in the case of a waiver, by the party against whom the waiver is to be effective.

(b) The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights nor will any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law or otherwise.

Section 6.05. Interpretation. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall”. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “or” shall not be exclusive. The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to [•]5. Unless the context requires otherwise (a) any definition of or reference to any contract, instrument or other document or any Law herein shall

[5]	Note to Form: To be the Closing Date.

be construed as referring to such contract, instrument or other document or Law as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Articles, Sections and Schedules shall be construed to refer to Articles and Sections of, and Schedules to, this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Ownership of Parent Series C Preferred Units or Series C-2 Preferred Units of Opco shall be deemed for purposes of this Agreement to represent, on an as converted or exchanged basis, without duplication, beneficial ownership of Parent Common Stock into which such shares or units are ultimately convertible or exchangeable (including, without duplication, in the case of the Series C-2 Preferred Units of Opco, following conversion into Class B Units pursuant to the Opco LLCA but for the determination of beneficial ownership not into any Parent Series B Preferred Units) (disregarding for this purpose any limitations or restrictions on conversion or exchange).

Section 6.06. Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the purpose of this Agreement is fulfilled to the fullest extent possible.

Section 6.07. Counterparts

This Agreement may be executed and delivered (including by electronic, facsimile transmission, DocuSign or .pdf) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument will raise the use of electronic delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

Section 6.08. Entire Agreement; No Third-Party Beneficiaries

This Agreement, together with the other Transaction Agreements (as defined in the Merger Agreement), including the Opco LLCA, the Surviving Management Holdings LLCA, the Charter and the Bylaws, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to and does not confer upon any Person other than the parties hereto (and their respective Permitted Transferees) any rights or remedies, except as expressly provided in this Agreement (it being understood and agreed that the Persons referred to in any Section of this Agreement as having such rights and who or which are not parties hereto shall be entitled to the benefits of, and to enforce the provisions of, such Section).

Section 6.09. Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of law provisions or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. All Actions arising out of or relating to this Agreement or the Transactions shall be heard and determined exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, any federal court within the State of Delaware and the appellate court(s) therefrom). The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and any appellate court therefrom within the State of Delaware (or if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, any federal court within the State of Delaware and the appellate court(s) therefrom) for the purpose of any Action arising out of or relating to this Agreement or the Transactions brought by any party; (b) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by the above-named courts; and (c) agree that such party will not bring any Action arising out of or relating to this Agreement or the Transactions in any court other than the Court of Chancery of the State of Delaware (or if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, any federal court within the State of Delaware and the appellate court(s) therefrom). Service of process, summons, notice or document to any party’s address and in the manner set forth in Section 6.02 shall be effective service of process for any such action (without limiting other means).

Section 6.10. Assignment

Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties, except rights, interests and obligations in respect of Equity Securities may be assigned in conjunction with a Transfer of such Equity Securities to a Permitted Transferee who has executed and delivered a joinder to this Agreement in accordance with Section 4.02(b). Any purported assignment in violation of the preceding sentence will be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 6.11. Enforcement

The parties agree that the parties would be irreparably damaged if any provision of this Agreement were not performed in accordance with its specific terms or was otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms of this Agreement, in addition to any other remedy at law or in equity. The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any such legal or equitable relief and each party waives any objection to the imposition of such relief or any right it might have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties acknowledges and agrees that the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without such right, none of the parties would have entered into this Agreement.

Section 6.12. Termination; Survival

Notwithstanding anything to the contrary contained in this Agreement, this Agreement will automatically terminate upon the Standstill Termination Date and this Agreement shall thereafter be null and void, except that this Article VI shall survive any such termination indefinitely; provided that with respect to an E Investors Major Transferee this Agreement shall automatically terminate upon its applicable E Investors Major Transferees Termination Date. Nothing in this Section 6.12 will be deemed to release any party from any liability for any willful and material breach of this Agreement occurring prior to such termination or impair the right of any party to compel specific performance by the other parties of their respective obligations under this Agreement occurring prior to such termination.

Section 6.13. Confidentiality

(a) The Investors and their respective Affiliates shall, and shall direct their respective Representatives to, (i) hold confidential and not disclose, without the prior written approval of Parent, all confidential or proprietary written, recorded or oral information or data (including research, developmental, technical, marketing, sales, financial, operating, performance, cost, business and process information or data, knowhow and computer programming and other software techniques) provided by or on behalf of Parent or any of its Subsidiaries to the Investors or their respective Affiliates or Representatives, whether such confidentiality or proprietary status is indicated orally or in writing or if such Investor should reasonably have understood that the information should be treated as confidential, whether or not the specific words “confidential” or “proprietary” are used (“Confidential Information”), and (ii) use such Confidential Information only for the purpose of performing its obligations hereunder, managing and monitoring such Investor’s investment in Parent and its Subsidiaries and carrying on the business of Parent and its Subsidiaries; provided that the Investors and their respective Affiliates and Representatives may disclose or use such Confidential Information (x) in their capacity as directors, officers or employees of Parent or its Subsidiaries and (y) to each other, in their capacities as such and, with respective to Representatives that are attorneys, accountants, consultants and other professional advisors, to the extent necessary to their services in connection with monitoring its investment in Parent and its Subsidiaries, to any affiliate of such Investor and their respective directors, employees, consultants and representatives, in each case in the ordinary course of business (provided that the recipients of such Confidential Information are subject to customary confidentiality and non-disclosure obligations) or (z) as may be necessary in connection with such Investor’s enforcement of its rights in connection with this Agreement. Each Investor acknowledges and agrees that it shall be liable for any breach of the terms of this Section 6.13 applicable to Affiliates and Representatives by its Affiliates and Representatives (solely to the extent that such Representative received the applicable Confidential Information from such Investor), except with respect to an Affiliate or Representative who enters into or has entered into a confidentiality agreement with Parent with respect to the subject matter of this Section 6.13.

(b) Notwithstanding the foregoing, the confidentiality and non-use obligations of Section 6.13(a) will not apply to Confidential Information:

(i) which any Investor or any of its Representatives is required to disclose by judicial or administrative process, or by other requirements of applicable Law or regulation or any governmental authority (including any applicable rule, regulation or order of a self-governing authority, such as the NASDAQ); provided that, where and to the extent legally permitted and reasonably practicable, such Investor shall (A) give Parent reasonable notice of any such requirement and, to the extent protective measures consistent with such requirement are available, the opportunity to seek appropriate protective measures and (B) reasonably cooperate with Parent, at Parent’s sole cost and expense, in attempting to obtain such protective measures;

(ii) which becomes available to the public other than as a result of a breach of Section 6.13(a);

(iii) which can be demonstrated has been independently developed by such Investor without use of or reliance upon Confidential Information; or

(iv) which has been provided to any Investor or any of its Representatives by a Third Party who is not known after reasonable inquiry to be subject to confidentiality obligations to Parent or any of its Affiliates.

Section 6.14. WAIVER OF JURY TRIAL

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION 6.14.

Section 6.15. Representations and Warranties

(a) Parent hereby makes the representations and warranties set forth in Annex A to the Investors, each of which is true and correct as of the date of this Agreement.

(b) Each Investor, severally and not jointly, hereby makes the representations and warranties set forth in Annex B to Parent solely as to itself, each of which is true and correct as of the date of this Agreement.

Section 6.16. Waiver of Corporate Opportunity

To the fullest extent permitted by the applicable law, Parent agrees that the Investor Director, any Initial Nominee, the E Investor Group and any Affiliate or portfolio company thereof (collectively, “Covered Persons”) may, and shall have no duty not to, (a) invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as Parent, Opco or any of their Subsidiaries; (b) do business with any client, customer, vendor or lessor of any of Parent, Opco or any of their Affiliates; and/or (c) make investments in any kind of property in which Parent, Opco or any of their Subsidiaries may make investments; provided that Covered Persons remain subject to all duties of confidentiality to Parent and its Subsidiaries and related restrictions on use of information applicable to them, including under Section 6.13. To the fullest extent permitted by applicable law, Parent renounces any interest or expectancy to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim of corporate opportunity against a Covered Person arising in connection with or relating to a such Covered Person’s participation in any such business or investment. Parent agrees that, subject to any express agreement otherwise that may from time to time be in effect, in the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (i) the Covered Person outside of his or her capacity as a Director and (ii) Parent or its Subsidiaries, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to Parent, Opco or any of their Subsidiaries; provided, for the avoidance of doubt, if such corporate opportunity otherwise comes before the Board, a Covered Person that is a Director will continue to have an obligation, consistent with his or her fiduciary duties to Parent, to disclose his or her interest in such corporate opportunity. To the fullest extent permitted by applicable law, Parent hereby renounces any interest or expectancy in any potential transaction or matter of which the Covered Person acquires knowledge, except as subject to any express agreement otherwise that may from time to time be in effect or for any corporate opportunity which is expressly offered to a Covered Person in writing solely in his or her capacity as a Director, and waives any claim against each Covered Person arising in connection with or relating to the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another person or (C) does not communicate information regarding such corporate opportunity to Parent (except as provided in the proviso to the immediately preceding sentence); provided, that, in each such case, that any corporate opportunity which is expressly agreed in writing by the E Investor Group to belong to Parent or is expressly offered to a Covered Person in writing solely in his or her capacity as a Director shall belong to Parent.

IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement as of the day and year first above written.

FORWARD AIR CORPORATION, as Parent,

by
Name:
Title:

E INVESTORS,

by
Name:
Title:

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Shareholders Agreement dated as of [•], 2023 (as the same may be amended from time to time, the “Shareholders Agreement”) among Forward Air Corporation, a Tennessee corporation, and the other parties thereto, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and an “Investor” under the Shareholders Agreement as of the date hereof and, without limiting the generality of the foregoing, shall be subject to the Shareholders Agreement and shall have all of the rights and obligations of an Investor thereunder as if it had executed the Shareholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: __________, ____

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

AGREED ON THIS [_____] day of [__________], 20[_]:

FORWARD AIR CORPORATION

By:
Name:
Title:

ANNEX A

1.	Organization, Standing and Power. Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

2.

Authority; Execution and Delivery; Enforceability. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to comply with the terms hereof. The execution and delivery by Parent of this Agreement and the compliance by Parent with this Agreement have been, or prior to the date of this Agreement will have been, duly authorized by all necessary company action on the part of Parent. Parent has duly executed and delivered this Agreement, which, assuming due authorization, execution and delivery by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a proceeding at law or in equity).

3.

No Conflicts; Consents. (i) The execution and delivery by Parent of this Agreement do not, and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”) upon any of the properties or assets of Parent or any of its subsidiaries (the “Parent Subsidiaries”) under, any provision of (A) the Charter, the Bylaws or the comparable organizational documents of any Parent Subsidiary, (B) any contract, lease, license, indenture, note, bond, agreement, concession, franchise or other binding instrument (a “Contract”) to which Parent or any Parent Subsidiary is a party or by which any of their respective properties or assets is bound or (C) subject to the filings and other matters referred to in paragraph (3)(ii) below, any Law applicable to Parent or any Parent Subsidiary or their respective properties or assets, other than, in the case of clauses (B) and (C) above, any such items that would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of Parent to comply with the terms of this Agreement.

(ii)

No consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required to be obtained or made by or with respect to Parent or any Parent Subsidiary in connection with the execution, delivery and performance of this Agreement or the compliance with the terms hereof, other than (X) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, (Y) such filings as may be required under the rules and regulations of the NASDAQ and (Z) such other items that the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of Parent to comply with the terms of this Agreement.

ANNEX B

1.	Organization, Standing and Power. Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

2.

Authority; Execution and Delivery; Enforceability. Such Investor has all requisite limited liability company or similar power and authority to execute and deliver this Agreement and to comply with the terms thereof. The execution and delivery by such Investor of this Agreement and its compliance with the terms hereof have been duly authorized by all necessary limited liability company or similar action on the part of such Investor. All required approvals, if any, from the limited partners, members or other stockholders of such Investor to enter into this Agreement and comply with its terms have been granted. Such Investor has duly executed and delivered this Agreement, which, assuming due authorization, execution and delivery by Parent, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a proceeding at law or in equity).

3.

No Conflicts; Consents. (i) The execution and delivery by such Investor of this Agreement do not, and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of such Investor or any of its subsidiaries under, any provision of (A) the organizational documents of such Investor or any of such Investor’s subsidiaries, (B) any Contract to which such Investor or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (C) subject to the filings and other matters referred to in paragraph (4)(i), any Law applicable to such Investor or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C) above, any such items that would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of such Investor to comply with terms of this Agreement.

(ii)

No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to such Investor or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the compliance with the terms hereof, other than (X) filing with the SEC of such reports under the Exchange Act, as may be required in connection with this Agreement, (Y) such filings as may be required under the stock exchange rules and regulations and (Z) such other items that the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of such Investor to comply with terms of this Agreement.

4.

Relationship to Other Investors. Except with respect to other Investors, such Investor is not an Affiliate of any other Investor or Other Investor and has not entered into any agreement, understanding, arrangement or other Contract with any Investor or other Person to act as a 13D Group or otherwise act in concert with any other Investor or Other Investor with respect to Equity Securities of Parent.

5.

Ownership of Equity Securities. Neither such Investor nor any of its Affiliates (i) beneficially owns any Equity Securities of Parent or (ii) holds any rights to acquire any Equity Securities of Parent except pursuant to the Merger Agreement or other Transaction Agreements (as defined in the Merger Agreement).

6.

Certain Business Relationships. Neither such Investor nor any of its Affiliates (for the avoidance of doubt, excluding Omni Newco, LLC, a Delaware limited liability company, and its Subsidiaries) is a party to any Contract with any officer or employee of Parent or any Parent Subsidiary, other than for Contracts relating to the provision of services on customary terms in the ordinary course of business or as otherwise disclosed on Section 4.21(a) of the Company Disclosure Letter (as defined in the Merger Agreement).

7.	E Partners. Immediately following Closing, E Partners will beneficially own not less than 5% of the Equity Securities of Parent and its Subsidiaries.

ANNEX C

Competitors

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[•]

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